                                                                    Exhibit 99.2


               SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF R. J.
                     REYNOLDS TOBACCO COMPANY IN PUERTO RICO

                 FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULE

                           December 30, 2001 and 2000

                   (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                  SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF
                  R. J. REYNOLDS TOBACCO COMPANY IN PUERTO RICO

                                TABLE OF CONTENTS


                                                                                                    PAGE
Independent Auditors' Report                                                                         1

Financial Statements:

       Statements of Net Assets Available for Benefits as of December 30, 2001 and 2000              2

       Statements of Changes in Net Assets Available for Benefits for the Years Ended
           December 30, 2001 and 2000                                                                3

       Notes to Financial Statements                                                               4-7

Supplemental Schedule - Form 5500, Schedule H, Part IV, Line 4i -
       Schedule of Assets Held at End of Year as of December 30, 2001                                8


Note: Supplemental schedules, other than the one listed above, are omitted because of the absence of conditions under which they are required by Department of Labor Rules and Regulations for Reporting and Disclosures under the Employee Retirement Income Security Act of 1974.

                          INDEPENDENT AUDITORS' REPORT



RJR Employee Benefits Committee of Savings and Investment Plan for Employees of
R. J. Reynolds Tobacco Company in Puerto Rico:

We have audited the accompanying statement of net assets available for benefits of the Savings and Investment Plan for Employees of R. J. Reynolds Tobacco Company in Puerto Rico, referred to as the Plan, as of December 30, 2001, and the related statement of changes in net assets available for benefits for the year then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit. The accompanying financial statements of the Plan as of December 30, 2000, were audited by other auditors whose report thereon dated May 25, 2001, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2001 financial statements referred to above present fairly, in all material respects, the net assets of the Plan available for benefits as of December 30, 2001, and the changes in net assets available for benefits for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule listed in the Table of Contents is presented for the purpose of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ KPMG LLP

Greensboro, North Carolina
May 31, 2002

                  SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF
                  R. J. REYNOLDS TOBACCO COMPANY IN PUERTO RICO

                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

                           DECEMBER 30, 2001 AND 2000

                                                                           2001              2000
                                                                           ----              ----
Assets:
  Investments, at fair value (notes 1, 2, 3 and 4):
    Vanguard LifeStrategy Conservative Growth Fund                   $      313,831    $      260,310
    Vanguard LifeStrategy Growth Fund                                       606,932           646,499
    Vanguard LifeStrategy Moderate Growth Fund                              587,281           606,473
    Vanguard Total International Stock Index Fund                            46,844            47,067
    Vanguard Total Stock Market Index Fund                                2,845,449         3,256,580
    Vanguard Retirement Savings Trust                                     2,125,808         1,942,900
    RJR Common Stock Fund                                                    64,181            57,992
    Participant loans                                                       174,155           177,870
                                                                     --------------    --------------
        Total investments                                                 6,764,481         6,995,691
  Receivable - investment income                                             10,234             9,752
                                                                     --------------    --------------

Net assets available for benefits                                    $    6,774,715    $    7,005,443
                                                                     ==============    ==============

See accompanying notes to financial statements.

                  SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF
                  R. J. REYNOLDS TOBACCO COMPANY IN PUERTO RICO

           STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                     YEARS ENDED DECEMBER 30, 2001 AND 2000

                                                                           2001             2000
                                                                           ----             ----
Additions:
  Investment income (loss) (notes 1, 2, 3 and 4):
    Net depreciation in fair value of investments                    $     (493,500)   $     (422,805)
    Interest and dividend income                                            217,374           230,250
                                                                     --------------    --------------
        Total investment loss                                              (276,126)         (192,555)
                                                                     --------------    --------------
  Contributions:
    Employer contributions                                                  130,242           115,954
    Participant contributions                                               404,781           379,159
                                                                     --------------    --------------
        Total contributions                                                 535,023           495,113
                                                                     --------------    --------------

         Total additions                                                    258,897           302,558
                                                                     --------------    --------------

Deductions - benefits paid to participants                                  489,625           679,564
                                                                     --------------    --------------

Net decrease in assets available for benefits                              (230,728)         (377,006)

Net assets available for benefits at beginning of year                    7,005,443         7,382,449
                                                                     --------------    --------------

Net assets available for benefits at end of year                     $    6,774,715    $    7,005,443
                                                                     ==============    ==============

See accompanying notes to financial statements.

                  SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF
                  R. J. REYNOLDS TOBACCO COMPANY IN PUERTO RICO

                          NOTES TO FINANCIAL STATEMENTS

(1)      PLAN DESCRIPTION

         The following brief description of the Savings and Investment Plan for Employees of R. J. Reynolds Tobacco Company in Puerto Rico, referred to as the Plan, is provided for general information purposes only. Participants should refer to the Plan document for more complete information.

         (A) GENERAL

         The Plan is a voluntary defined contribution plan covering all regular, full-time employees of R. J. Reynolds Tobacco Co., a Delaware corporation, referred to as the Company, in Puerto Rico. The RJR Employee Benefits Committee, referred to as the Committee, controls and manages the operation and administration of the Plan. Banco Popular de Puerto Rico serves as the trustee of the Plan, and Vanguard Fiduciary Trust Company, referred to as Vanguard, serves as the recordkeeper for the Plan. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, referred to as ERISA.

         In April 2001, R.J. Reynolds Tobacco Holdings, Inc., referred to as RJR, registered with the Securities and Exchange Commission an additional five million shares of RJR common stock for issuance pursuant to the Plan and another plan sponsored by RJR.

         In April 2002, the employees of the Company were transferred to a subsidiary of the Company, R.J. Reynolds Tobacco (CI), Co., and the Plan was amended to include R.J. Reynolds Tobacco (CI), Co. as a participating company in the Plan.

         (B) CONTRIBUTIONS

         Each year, participants may make basic contributions of up to 6% of compensation, as defined in the Plan, on a pre-tax or after-tax basis. In addition, participants may make supplemental contributions on a pre-tax or after-tax basis of up to 16% of compensation, including the basic contributions. Pre-tax supplemental contributions may only be made by participants making the maximum basic contribution on a pre-tax basis, and total pre-tax contributions are limited to 10% of compensation. The Company contributes an amount equal to 50% of the basic contributions that a participant contributes to the Plan. Contributions are subject to certain Puerto Rico Internal Revenue Code limitations.

         (C) PARTICIPANT ACCOUNTS

         Each participant's account is credited with the participant's contributions and allocations of the Company's contributions and Plan earnings, and debited with the participant's withdrawals, Plan losses and an allocation of administrative expenses. Allocations are based on participant contributions or account balances, as defined. Forfeited balances of terminated participants' nonvested accounts are used to reduce future Company contributions. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

         (D) VESTING

         Participants are immediately vested in their contributions plus actual earnings thereon. Vesting in Company contributions occurs upon the earlier of completion of 24 months of Plan participation, 60 months of service, as defined, with the Company or affiliated companies or upon the occurrence of certain events as defined in the Plan document.

         (E) INVESTMENT OPTIONS

         Upon enrollment in the Plan, a participant may direct contributions in 1% increments in any of seven investment fund options. Participants may change or transfer their investments options at any time via telephone.

         (F) LOANS TO PARTICIPANTS

         Participants may borrow from their fund accounts a minimum of $1,000 up to a maximum of the lesser of $50,000, or 50% of their vested account balance, reduced by the highest outstanding loan balance during the preceding 12 months. Loan transactions are treated as a transfer between the investment fund and the loan fund. Loan terms shall not be for more than five years. The loans are secured by the balance in the participant's account and bear interest at a rate commensurate with local prevailing rates as determined by the Plan administrator. Principal and interest is paid ratably through payroll deductions.

         (G) PAYMENT OF BENEFITS

         Upon termination of service, a participant will receive a lump-sum amount equal to the value of the participant's vested interest in his or her account, or for certain participants, monthly installments calculated annually over a period not to exceed the lesser of 15 years or the participant's life expectancy, if certain requirements set forth in the Plan are met.

         (H) EXPENSES

         Expenses relating to the purchase or sale of investments are included in the cost or deducted from the proceeds, respectively. Direct charges and expenses, including investment manager fees attributable to specific investment funds, may be charged against that investment fund. Other Plan expenses such as trustee, auditor, general plan recordkeeping and Internal Revenue Service user fees may be paid directly from the Plan. Other expenses continue to be paid by the Company.

         (I) FORFEITURES

         Forfeitures are used to reduce future employer contributions. At December 30, 2001 and 2000, forfeited nonvested accounts totaled $29,769 and $28,242, respectively.

(2)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (A) BASIS OF ACCOUNTING

         The accompanying financial statements of the Plan have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

         (B) INVESTMENT VALUATION AND INCOME RECOGNITION

         The Plan's investments are stated at fair value. Shares of mutual funds are valued at the net asset value of shares held by the Plan at year-end. Investments in common trust funds, referred to as the funds, are stated at estimated fair values, which have been determined based on the unit values of the funds. Unit values are determined by the organization sponsoring such funds by dividing the fund's net assets at fair value by its units outstanding at each valuation date. Loans to participants are valued at cost plus accrued interest, which approximates fair value.

         Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

         (C) NEW ACCOUNTING PRONOUNCEMENT

         As of January 1, 2001, the Plan adopted the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 137 and SFAS No. 138, referred to as SFAS No. 133. SFAS No. 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in earnings or other comprehensive income, depending on whether a derivative is designated and effective as part of a hedge transaction. If it is, the type of hedge transaction must be disclosed. The adoption of SFAS No. 133, as amended, did not impact the Plan's financial statements.

         (D) USE OF ESTIMATES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of net assets available for benefits and changes therein. Actual results could differ from those estimates. The Plan utilizes various investment instruments. Investment securities, in general, are exposed to various risks, such as interest rate, credit and overall market volatility. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the financial statements.

         (E) PAYMENT OF BENEFITS

         Benefits are recorded when paid.

(3)      INVESTMENTS

         Investments that represent 5% or more of the Plan's net assets as of December 30 were:

                                                                                  2001           2000
                                                                                  ----           ----
         Vanguard LifeStrategy Growth Fund, 34,662 and 33,001
           shares, respectively                                               $   606,932    $  646,499
         Vanguard LifeStrategy Moderate Growth Fund, 36,751 and
           35,178 shares, respectively                                            587,281       606,473
         Vanguard Total Stock Market Index Fund, 109,398 and
           111,298 shares, respectively                                         2,845,449     3,256,580
         Vanguard Retirement Savings Trust, 2,125,808 and
           1,942,900 shares, respectively                                       2,125,808     1,942,900

         The Plan's investments, including gains and losses on investments bought and sold, and those held during the year, appreciated (depreciated) in value by:

                                                                                 2001          2000
                                                                                 ----          ----
         Mutual funds                                                         $ (502,917)   $ (510,297)
         Common stock                                                              9,417        87,492
                                                                              ----------    ----------

                                                                              $ (493,500)   $ (422,805)
                                                                              ==========    ==========

(4)      RELATED PARTY TRANSACTIONS

         Certain Plan investments are shares of mutual funds and units of participation in a common trust fund managed by Vanguard. Vanguard is the recordkeeper as defined by the Plan; therefore, these transactions qualify as party-in-interest transactions.

(5)      INCOME TAX STATUS

         The Plan is intended to comply with Section 165(a) of the Puerto Rico Income Tax Act of 1954, referred to as ITA. The Plan is required to operate in conformity with the ITA to maintain its qualification. The United States qualification of the Plan was dropped, effective with the 1995 plan year. The Committee is not aware of any course of action or series of events that have occurred that might adversely affect the Plan's qualified status. The Committee believes that the Plan is currently designed and being operated in compliance with the applicable requirements of the ITA, and the Plan and related trust continue to be tax-exempt. Therefore, no provision for income taxes has been included in the Plan's financial statements.

(6)      PLAN TERMINATION

         Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of the Plan's termination, participants will become 100% vested in their employer contributions.

                                    ********

                  SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF
                  R. J. REYNOLDS TOBACCO COMPANY IN PUERTO RICO

          FORM 5500, SCHEDULE H, PART IV, LINE 4I - SCHEDULE OF ASSETS
                              HELD AT END OF YEAR

                                DECEMBER 30, 2001

                                                           DESCRIPTION OF INVESTMENT,
                                                            INCLUDING MATURITY DATE,
              IDENTITY OF ISSUE, BORROWER,                RATE OF INTEREST, COLLATERAL,                CURRENT
                 LESSOR OR SIMILAR PARTY                    PAR OR MATURITY VALUE           COST        VALUE
   ---------------------------------------------------- --------------------------------- ------- ----------------
*  Vanguard LifeStrategy Conservative Growth Fund       Mutual Fund                         **     $    313,831
*  Vanguard LifeStrategy Growth Fund                    Mutual Fund                         **          606,932
*  Vanguard LifeStrategy Moderate Growth Fund           Mutual Fund                         **          587,281
*  Vanguard Total International Stock Index Fund        Mutual Fund                         **           46,844
*  Vanguard Total Stock Market Index Fund               Mutual Fund                         **        2,845,449
*  Vanguard Retirement Savings Trust                    Common/Collective Trust Fund        **        2,125,808
*  RJR Common Stock Fund                                Company Stock Fund                  **           64,181
*  Loan Fund                                            Participant loans, with interest
                                                           rates ranging from 9.25%
                                                           to 9.75%                         --           174,155
                                                                                                    ------------
                                                                                                    $  6,764,481
                                                                                                    ============

 *  Denotes a party-in-interest.
** Cost information is not required for participant-directed investments and, therefore, is not included.